EXHIBIT 23



                        INDEPENDENT ACCOUNTANTS' CONSENT
                        --------------------------------

The Stockholders and Board of Directors
Bogen Communications International, Inc.


We consent to incorporation by reference in the registration statement related to the Bogen Communications International, Inc. 401(k) Plan on Form S-8 of Bogen Communications International, Inc. of our report dated March 14, 2000, except as to note 19, which is as of March 30, 2000, relating to the consolidated balance sheets of Bogen Communications International, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and related schedule, which report appears in the December 31, 1999 Annual report on Form 10-K of Bogen Communications International, Inc.


                                                                       KPMG LLP



Short Hills, New Jersey
December 20, 2000



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